Exhibit 99.1

Motus GI Announces Positive Clinical Data for Pure-Vu EVS in Three Poster

Presentations at the American College of Gastroenterology (ACG) 2022 Annual Scientific Meeting

●	Positive clinical data from feasibility and efficacy study of the Pure-Vu EVS conducted by Minneapolis VA Health Care System
●	Overview of the results from an inpatient colonoscopy conducted at an ICU bedside when using the Pure-Vu EVS System
●	Case study utilizing the Pure-Vu EVS during an inpatient colonoscopy for patients with a left ventricular assist device

FORT LAUDERDALE, FL, October 24, 2022 (GLOBE NEWSWIRE) — Motus GI Holdings, Inc., (NASDAQ: MOTS) (“Motus GI” or the “Company”), a medical technology company providing endoscopy solutions that improve clinical outcomes and enhance the cost-efficiency associated with the diagnosis and management of gastrointestinal conditions, announced today that three abstracts featuring clinical data on the Pure-Vu EVS were presented in poster sessions at the American College of Gastroenterology (ACG) 2022 Annual Scientific Meeting, which is being held October 21 to 26, 2022 in Charlotte, North Carolina. The three abstracts will be published on the Motus GI Website: https://motusgi.com/physicians-nurses/clinical-evidence/.

“We are pleased to see physicians present positive data from their experience in utilizing Pure-Vu EVS across three different abstracts accepted by the ACG for their annual scientific meeting. The data in all three abstracts further illustrate how our technology is enabling physicians to significantly improve visualization during colonoscopy procedures for patients with inadequate bowel preparation across different settings and patient populations. The more experience and comfort physicians and their teams have using the Pure-Vu EVS, the more we are seeing utility of the device to treat patients with a variety of conditions. For example, its small footprint along with our mobile cart allow our device to easily move between exam rooms or a patient’s bedside, expanding its use capabilities outside of just the Gastroenterology department and into areas such as the ICU,” commented Tim Moran, Chief Executive Officer of Motus GI. “We believe the strong commercial traction we’ve gained since the launch of the Pure-Vu EVS, just six months ago, is reflective of the ease-of-use enhancements we’ve built into this latest generation of the platform.”

Poster Details:

Title:	“A Single-Center Clinical Experience with an Intraprocedural Cleansing System for Inadequate Bowel Preparation During Colonoscopy”
Poster #:	D0276 (S597):
Presenter:	Tessa Herman, MD, University of Minnesota
Session:	Poster Session D
Session Time:	Tuesday, October 25, 1O:OO AM – 12:OO PM

Title:	“Utilizing the Mobile Pure-Vu System for Bedside Inpatient Colonoscopy: A Novel Technique”
Poster #:	C0117 (S2154)
Presenter:	Andrew F. Herman, MD, the University of Texas Health Science Center
Session:	Poster Session C
Session Time:	Monday, October 24, 3:OO PM – 5:OO PM

Title:	“Utilizing the Pure-Vu EVS for Inpatient Colonoscopy for Patients With an LVAD: A Case Report”
Poster #:	C0118 (S2155):
Presenter:	Andrew F. Herman, MD, the University of Texas Health Science Center
Session:	Poster Session C
Session Time:	Monday, October 24, 3:OO PM – 5:OO PM

About Motus GI

Motus GI Holdings, Inc. is a medical technology company, with subsidiaries in the U.S. and Israel, providing endoscopy solutions that improve clinical outcomes and enhance the cost-efficiency associated with the diagnosis and management of gastrointestinal conditions.

For more information, visit www.motusgi.com and connect with the Company on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms, including without limitation, risks related to the continued impact of the COVID-19 pandemic, risks inherent in the development and commercialization of potential products, possible or assumed future results of operations, business strategies, potential grow opportunities, uncertainty in the timing and results of clinical trials or regulatory approvals, maintenance of intellectual property rights or other risks discussed in the Company’s quarterly and annual reports filed with the Securities and Exchange Commission, and its other filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact:

Troy Williams

LifeSci Advisors

(518) 221-0106

twilliams@lifesciadvisors.com